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                                                                    Exhibit 11.1
                       COMPUTATION OF EARNINGS PER SHARE


                                                                           Thirteen Week              Three Months
                                                                           Period Ended                   Ended
                                                                             June 30,                    June 30,
                                                                        -----------------          -----------------
                                                                               1996                       1995
                                                                        -----------------          -----------------
   Earnings (loss) from continuing operations                              $   (764,720)               $   (702,632)

   Net earnings (loss)                                                     $   (764,720)               $   (994,831)
                                                                           ============                ============


   Weighted average  number of  common shares  outstanding during  the
   period                                                                     4,000,210                   3,708,090

   Net effect of dilutive  stock options based on  the treasury  stock
   method at market prices                                                          -0-                     262,982
                                                                           ------------                ------------

   Shares used for computation                                                4,000,210                   3,971,072
                                                                            ===========                ============

   Earnings (loss) from continuing operations                                  $(.19)                      $(.18)
                                                                               =====                       =====

   Net earnings (loss) per share                                               $(.19)                      $(.25)
                                                                               =====                       =====





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